Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2009 (except for the second paragraph of Note 2, as to which the date is January 28, 2010) in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-163127) and related Prospectus of Derma Sciences, Inc. for the registration of shares of its common stock and warrants.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 12, 2010